 Exhibit 99.2

Reclassification of Ancillary Revenues - May 18, 2012

We have historically reported many ancillary revenues within Passenger Revenue in our consolidated statement of operations. We have, however, analyzed the SEC filings of our competitors and decided to include ancillary revenues in Other-net Revenue in the consolidated statement of operations so that our passenger revenues, passenger revenue per available seat mile (PRASM), and yield are comparable to others in our industry and to help facilitate better analysis among our peers. We have reclassified ancillary revenues in the current period and all prior periods, with the reclassification having no impact on total revenue for any of the respective periods. The tables below show the effects on Mainline and Consolidated PRASM.

ALASKA AIRLINES - MAINLINE

	2010		2011		2012
	Reported	Revised	Reported	Revised	Reported	Revised	Reported Growth	Revised Growth
January	9.77	9.12	10.32	9.66	10.87	10.25	5.3%	6.1%
February	10.48	9.84	10.70	9.96	11.16	10.57	4.3%	6.1%
March	11.50	10.83	12.07	11.43	12.72	12.10	5.4%	5.9%
Q1	10.59	9.95	11.06	10.38	11.62	11.00	5.1%	6.0%
April	11.29	10.64	11.81	11.15
May	11.13	10.50	12.05	11.37
June	12.01	11.29	12.81	12.10
Q2	11.49	10.82	12.23	11.55
July	12.40	11.61	13.30	12.54
August	12.30	11.53	13.15	12.39
September	10.91	10.17	11.83	11.11
Q3	11.91	11.14	12.79	12.05
October	10.51	9.85	11.04	10.40
November	11.19	10.54	11.94	11.33
December	11.70	11.00	12.26	11.63
Q4	11.14	10.47	11.75	11.12
Full Year	11.31	10.62	11.98	11.29

AIR GROUP - CONSOLIDATED

	2010		2011		2012
	Reported	Revised	Reported	Revised	Reported	Revised	Reported Growth	Revised Growth
January	10.99	10.24	11.52	10.74	12.14	11.38	5.4%	6.0%
February	11.76	11.02	12.03	11.15	12.49	11.78	3.8%	5.7%
March	12.76	11.98	13.44	12.65	14.10	13.35	4.9%	5.5%
Q1	11.85	11.09	12.36	11.54	12.94	12.20	4.7%	5.7%
April	12.46	11.72	13.07	12.29
May	12.34	11.59	13.42	12.62
June	13.30	12.48	14.21	13.35
Q2	12.72	11.94	13.58	12.76
July	13.70	12.79	14.68	13.77
August	13.67	12.77	14.62	13.71
September	12.14	11.30	13.22	12.37
Q3	13.22	12.33	14.21	13.32
October	11.74	10.99	12.41	11.65
November	12.50	11.74	13.34	12.62
December	13.02	12.20	13.55	12.78
Q4	12.42	11.65	13.11	12.36
Full Year	12.58	11.78	13.33	12.51